THE CHASE INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting
Procedures of the Fund.

Trade
Date            Issue
07/31/00        Visteon Corp. (VC) 8.25% due 08/01/2010
		Mdy Baa2/S&P BBB

Shares          Price           Amount
700,000,000     $99.853         2,250,000


					% of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
N/A        0.300%       0.32143%        0.32143%

     Broker
Goldman, Sachs & Co.


Underwriters of Visteon Corp. (VC) 8.25% due 08/01/2010
Mdy Baa2/S&P BBB

Underwriters                               Number of Shares
Goldman, Sachs & Co.                            280,000,005
Morgan Stanley Dean Witter & Co., Inc.          140,000,000
Salomon Smith Barney, Inc.                      140,000,000
Banc of America Securities LLC                   15,555,555
Bank One Capital Markets, Inc.                   15,555,555
Chase Securities, Inc.                           15,555,555
Credit Suisse First Boston Corp.                 15,555,555
Deutsche Bank Securities, Inc.                   15,555,555
HSBC Securities (USA), Inc.                      15,555,555
J.P. Morgan Securities, Inc.                     15,555,555
Scotia Capital (USA), Inc.                       15,555,555
UBS Warburg LLC                                  15,555,555
   Total                                        700,000,000


THE CHASE INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting
Procedures of the Fund.

Trade
Date            Issue
08/10/00        Duke Energy Field Services (DEF) 7.875% due
		08/16/2010 Mdy Baa2/S&P BBB

Shares          Price           Amount
800,000,000     $99.840         650,000

					% of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
N/A        0.650%       0.08125%        0.08125%

     Broker
J.P. Morgan Securities, Inc.

Underwriters of Duke Energy Field Services (DEF) 7.875% due
08/16/2010 Mdy Baa2/S&P BBB

Underwriters                               Number of Shares
Merrill Lynch, Pierce, Fenner & Smith, Inc.     240,000,000
J.P. Morgan Securities, Inc.                    240,000,000
Banc of America Securities LLC                   80,000,000
Chase Securities, Inc.                           80,000,000
Lehman Brothers, Inc.                            80,000,000
Morgan Stanley Dean Witter & Co., Inc.           80,000,000
   Total                                        800,000,000